Protecwerx Inc.

2292 W. 49th Street, Vancouver, BC, Canada V6M 2T9

Private Placement Subscription Agreement

Purchaser Information

Name	**Francine Boyd**		**(the "Purchaser")**
Address	**2292 W 49th Ave**		
City	**Vancouver**	**SIN/ Passport/ Tax ID #**	**BCDL 4132952**
Country	**Canada**	**Province/ Postal Code**	**BC V6M 2T9**
Telephone Number	**604-298.1198**	**Date: Oct 16/07**	

Deliver Certificate to Address Above ☑ OR Address Below ☐

Delivery Information

Name		**Delivery Information As Above** ☑	
Address			
City		**Province/State**	
Country		**Postal/Zip Code**	

Payment Information

Payment Method	Wire Transfer ☐ Services ☐	Check (circled)	Bank Draft / Money Order ☐
Number of Shares Purchased	**5,000,000** (the "Shares")	**x US $0.002 =**	**$ 10,000 USD** Subscription Price
[signature] **Signature of Purchaser**		*** Please make checks payable to Protecwerx Inc.**	

These securities have not been registered under the Securities Act of 1933 (the "US Securities Act") and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the US Securities Act, or an exemption from the registration requirements of the US Securities Act is available. Hedging transactions involving these securities may not be conducted unless in compliance with the US Securities Act.

The foregoing Subscription is accepted for and on behalf of Protecwerx Inc.:

By:	[signature]	Date:	Oct 16, 2007
	Jerry Boyd, President		

1.0 Purchase and Sale of Shares

1.1 The Purchaser subscribes for and agrees to purchase common shares of Protecwerx Inc., a Nevada corporation (the "**Issuer**") in the amount set out above (the "**Shares**"), to be recorded in the name of the Purchaser at the address set out above.

2.0 Representations, Warranties and Acknowledgements of the Purchaser

The Purchaser acknowledges, represents and warrants as of the date of this Agreement that:

2.1 The Purchaser (check at least one):

☐ a director, officer, controlling shareholder or founder of the Issuer;

☐ a close personal friend or close business associate of a director, executive officer, controlling shareholder or founder of the Issuer;

☑ a spouse, parent, grandparent, brother, sister or child of a director, executive officer, founder or controlling shareholder of the Issuer;

☐ a parent, grandparent, brother, sister, or child of a spouse of a director, executive officer, founder or controlling shareholder of the Issuer;

☐ a company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described above in this section.

☐ Is an individual who qualifies as an accredited investor because he or she has either:

- net assets of at least $5,000,000;
- annual income of more than $200,000 (or $300,000 with spouse) in each of the last 2 years and expects to make more than $200,000 (or $300,000 with spouse) this year; or
- alone, or with a spouse, net financial assets worth more than $1,000,000;

☐ Is a person or entity that qualifies as an "accredited investor" as that term is defined in National Instrument 45-106; "Prospectus and Registration Exemptions"

Please indicate how you qualify:

____

☐ Is investing a minimum amount of $150,000, paid in cash.

2.2 If the Purchaser is a corporation, the following information is true (attach sheet if necessary):

Person with voting and investment control of the Purchaser: ____________________________

2.3 No oral representations or oral information furnished to the Purchaser, or relied upon by the Purchaser, in connection with the Purchaser's purchase of the Shares, were in any way inconsistent with the written material provided by the Issuer.

2.4 The Purchaser acknowledges that no information furnished by the Issuer constitutes investment, accounting, legal or tax advice. The Purchaser is relying solely upon itself and its professional advisors, if any, for such advice.

2.5 The representations, warranties and acknowledgements of the Purchaser contained in this Section will survive the Closing (as defined below).

2.6 The Purchaser certifies that:

(a) the Purchaser is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person; or

(b) the Purchaser is a U.S. person who purchased securities in a transaction that did not require registration under the U.S. Securities Act.

2.7 The Purchaser agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the US Securities Act.

3.0 **<u>Representations, Warranties and Acknowledgements of the Issuer</u>**

The Issuer acknowledges, represents and warrants as of the date of this Agreement that the Shares, when issued, will be fully paid and non-assessable shares of the Issuer and will be issued free and clear of all liens, charges and encumbrances of any kind whatsoever, subject only to the re-sale restrictions under applicable securities laws.

4.0 **<u>Restriction of Securities and Disposition</u>**

4.1 **<u>No registration</u>**. The Purchaser acknowledges and understands that the Shares have not been registered under the US Securities Act or any other securities laws, are not qualified for resale in the U.S., and that the Shares must be held indefinitely unless subsequently registered under the US Securities Act or an exemption from such registration is available.

The Issuer shall refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the US Securities Act pursuant to registration under the US Securities Act, or pursuant to an available exemption from registration.

4.2 **<u>Legending of the Shares</u>**. The Purchaser also acknowledges and understands that the certificates representing the Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner:

> "The transfer of the securities represented by this certificate is prohibited except in accordance with the provisions of Regulation S promulgated under the United States Securities Act of 1933, as amended (the "**Act**"), pursuant to registration under the Act or pursuant to an available exemption from registration. In addition, hedging transactions involving such securities may not be conducted unless in compliance with the Act."

The Purchaser hereby consents to the Issuer making a notation on its records or giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer described in this Agreement.

4.3 **Further restrictions on disposition**. The Purchaser shall in no event make any disposition of all or any portion of the Shares for a period of at least four months from the date of this Agreement.

4.4 The Purchaser further acknowledges that:

(a) these securities will be subject to a number of resale restrictions in Canada including a restriction on trading. Until the restriction on trading expires, the Purchaser will not be able to trade the securities unless the Purchaser complies with an exemption from the prospectus and registration requirements under securities legislation; and

(b) at present, the Issuer is not a reporting issuer in any jurisdiction in Canada.

5.0 Closing

5.1 The Issuer will confirm whether or not the Agreement is acceptable, whereupon the Issuer will deliver to the Purchaser a signed copy of this Agreement (the "**Closing**"), and within one year shall deliver a certificate representing the Shares, registered in the name of the Purchaser.

6.0 Withdrawal of Subscription

6.1 The Purchaser has a two day cancellation right and can cancel this Agreement by sending notice to the Issuer by midnight on the second business day after the Purchaser signs this Agreement.

7.0 Miscellaneous

7.1 Except as expressly provided in this Agreement, this Agreement contains the entire agreement between the parties with respect to the Shares and there are no other terms, conditions, representations or warranties whether expressed, implied, or written by statute, by common law, by the Issuer, by the Purchaser or by anyone else.